UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (Date of earliest event reported) April 21, 2011
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32230 (Commission File Number)	41-1689746 (IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota (Address of principal executive offices)	55317 (Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the annual meeting of shareholders of Life Time Fitness, Inc. (the “Company”) held on April 21, 2011, the shareholders approved the Life Time Fitness, Inc. 2011 Long-Term Incentive Plan (“2011 Plan”). The purpose of the 2011 Plan is to provide long-term incentives to persons with responsibility for the success and growth of the Company, to associate the interests of such person with those of the Company’s shareholders, to assist the Company in recruiting, retaining, and motivating a diverse group of employees, consultants, advisors and non-employee directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and outside directors.
     The Company’s board of directors believes that equity-based incentives are an important part of total compensation for our executives as well as for certain other senior and management-level employees. The 2011 Plan authorizes the issuance of up to 2,500,000 shares of the Company’s common stock pursuant to awards granted under the 2011 Plan. This number is subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The 2011 Plan will remain in effect until the tenth anniversary of its effectiveness (April 21, 2021), or such earlier date on which the plan is terminated. In addition, our Company’s board of directors may terminate the plan at any time, subject to the conditions stated in the plan. The Company’s Compensation Committee, consisting of independent directors, administers the 2011 Plan.
     The types of awards that may be granted under the 2011 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted shares, restricted share units, performance awards, and other stock-based awards. Subject to exception for a participant’s termination, death or disability, the incentive and non-qualified stock options and stock appreciation rights will terminate after ten (10) years after the date of grant, unless otherwise determined by the Compensation Committee. Except for the participant’s death or disability, restricted share, restricted share units and performance awards will terminate at the date of the participant’s termination of employment, unless otherwise determined by the Compensation Committee. The Company may not use shares repurchased using option exercise proceeds for new grants. Further, the 2011 Plan prohibits repricing of stock options or stock appreciation rights without prior shareholder approval. Finally, upon the approval of the 2011 Plan, the Company ceased making awards under the Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”).
     The 2011 Plan is incorporated herein by reference to Appendix A to the Company’s Proxy Statement filed with the Commission on March 7, 2011 (the “Proxy Statement”), and is described more fully in the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At the annual meeting of shareholders held on April 21, 2011, the shareholders voted on the following:
1. Proposal to elect a board of directors of eight directors, to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Votes
Bahram Akradi	36,823,141	1,129,843	1,958,403
Giles H. Bateman	37,845,766	107,218	1,958,403
Jack W. Eugster	37,830,960	122,024	1,958,403
Guy C. Jackson	37,831,130	121,854	1,958,403
John K. Lloyd	37,845,775	107,209	1,958,403
Martha A. Morfitt	37,557,684	395,300	1,958,403
John B. Richards	37,845,775	107,209	1,958,403
Joseph S. Vassalluzzo	37,845,775	107,209	1,958,403
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The proposal passed on a vote of 38,879,401 in favor, 1,023,627 against, 8,359 abstentions and no broker non-votes.
3. Proposal to approve the 2011 Plan. The proposal passed on a vote of 34,958,102 in favor, 2,987,953 against, 6,929 abstentions and 1,958,403 broker non-votes.
4. Proposal to approve, on an advisory basis, the 2010 compensation of our named executive officers as disclosed in the Proxy Statement. The proposal passed, on an advisory basis, with a vote of 37,512,639 in favor, 433,714 against, 6,631 abstentions and 1,958,403 broker non-votes.

5. Proposal to vote, on an advisory basis, on the frequency of including an advisory vote on the compensation of our named executive officers in future proxy statements. The shareholders expressed a preference for holding the vote every year based on the votes listed below:

Every Year:	22,658,188
Every Two Years:	223,501
Every Three Years:	15,035,129
Abstentions:	36,166
Broker Non-Votes:	1,958,403
As of the close of business on the record date for the meeting, which was February 28, 2011, there were 42,266,779 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

Item 9.01.	Financial Statements and Exhibits.
     The following Exhibit is being filed herewith:

10.1	Life Time Fitness, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement (File No. 001-32230) filed with the Commission on March 7, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: April 26, 2011	By:	/s/ James N. Spolar
James N. Spolar
Associate General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibits	Manner of Filing
10.1	Life Time Fitness, Inc. 2011 Long-Term Incentive Plan	Incorporated by reference to Appendix A to the Company’s Proxy Statement (File No. 001-32230), filed with the Commission on March 7, 2011.